[Letterhead of Werksmans Inc.]

The United States Securities and Exchange Commission

YOUR REFERENCE:
OUR REFERENCE:  Mr K Trudgeon/Ir/SAPP3652.91/002868(2)lr.doc

15 December 2004

Dear Sirs

OPINION AND CONSENT OF WERKSMANS INC., SOUTH AFRICAN COUNSEL TO SAPPI LIMITED

This opinion is given in connection with the preparation and filing of a registration statement of Sappi Limited (the "Company"), a company incorporated and registered in the Republic of South Africa (the "RSA") on Form S-8 under the United States Securities Act of 1933, as amended, dated 15 December 2004 (the "Registration Statement") relating to the registration of the offering of 3,000,000 ordinary shares of the Company (the "Ordinary Shares"). The Ordinary Shares are issuable under and in accordance with the terms of The Sappi Limited Share Incentive Scheme (the "Scheme").

In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents or other instruments as we have considered necessary and appropriate for the purposes of this opinion, including the Registration Statement.

In such examination, we have assumed the genuineness of all signatures and the legal capacity of natural persons reflected as parties or signatories.

Based on the foregoing (including an analysis of the Registration Statement), and subject to the qualifications stated herein, we are of the opinion that the Ordinary Shares, when sold or issued in accordance with the provisions of the Scheme, the South African Companies Act of 1973, the Listings Requirements of the Johannesburg Stock Exchange and the articles of association of the Company, in each case as amended from time to time, will be legally issued, fully paid and non-assessable and the holder/s thereof will not be subject to personal liability for obligations of the Company by reason only of being such holders.

We are admitted to practice in the RSA and we express no opinion as to any matters governed by any law other than the law of the RSA. In particular, we do not purport to render an opinion on any matter governed by the law of any state of the United States of America or any federal law of the United States of America.

We hereby consent to be named in the Registration Statement as the attorneys who have passed opinion on the matters referred to herein. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any and all amendments thereto.


Yours faithfully,



WERKSMANS